Exhibit 4.2

WARRANT AGREEMENT

between

INNOVATION ECONOMY CORPORATION

and

VSTOCK TRANSFER, LLC,

AS WARRANT AGENT

_________, 2015

This WARRANT AGREEMENT (the "Agreement") is dated as of [________], 2015, between INNOVATION ECONOMY CORPORATION, a Delaware corporation (the "Company"), and VStock Transfer, LLC, as warrant agent (the "Warrant Agent"), which Warrant Agent also serves as the Company’s transfer agent.

W I T N E S S E T H

WHEREAS, pursuant to the Selling Agent Agreement, dated as of [_______], 2015 between the Company and the Selling Agent named therein, the Company proposes to issue units comprised in part of warrants (the "Warrants") entitling the holders of such Warrants to purchase initially up to an aggregate of [______] shares of the Company's common stock, par value $0.00001 per share (the "Common Stock"). The shares of Common Stock issuable pursuant to the Warrants, as adjusted from time to time pursuant to this Agreement, are referred to herein as the "Shares."

WHEREAS, pursuant to the terms of those certain convertible promissory notes issued by the Company (the “Notes”), the Company proposes to issue units comprised in part of Warrants to the holders of the Notes upon conversion of the Notes, entitling the holders of such Warrants to purchase initially up to an aggregate of [______] shares of the Common Stock.

WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange, exercise and conversion of the Warrants.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.   Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

SECTION 2.   Issuances. Subject to the provisions of this Agreement, on the Closing Date pursuant to the terms of the Selling Agent Agreement (the "Closing Date"), Warrants to purchase initially up to an aggregate of [______] Shares will be issued and delivered by the Warrant Agent in the form of certificates evidencing the Warrants (the "Warrant Certificates"), unless issued in book entry pursuant to Section 5.

SECTION 3.   Form of Warrant Certificates. The Warrant Certificates to be delivered pursuant to this Agreement and the forms of election to exercise and of assignment to be printed on the reverse thereof shall be in substantially the form set forth in Exhibit A hereto together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, as evidenced by their execution of the Warrant Certificates.

SECTION 4.   Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chief Executive Officer, its President, a Vice President or its Treasurer (each, an "Officer") and attested by its Secretary or an Assistant Secretary (each, an "Attesting Officer"). Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of any such Officer and Attesting Officer and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Officer and Attesting Officer and shall be countersigned by the Warrant Agent.

If any Officer or Attesting Officer who shall have signed any of the Warrant Certificates shall cease to be an Officer or Attesting Officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or delivered by the Warrant Agent, such Warrant Certificates nevertheless may be countersigned and delivered as though such Officer or Attesting Officer had not ceased to be an Officer or Attesting Officer, and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper Officer or Attesting Officer to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

SECTION 5.   Registration and Countersignature. Warrant Certificates shall be countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrants shall be numbered and shall be registered in a register (the "Warrant Register") to be maintained by the Warrant Agent.

The Warrants shall be issuable in book entry (the “Book-Entry Warrant Certificates”). All of the Warrants shall initially be represented by one or more Book-Entry Warrant Certificates deposited with the Warrant Agent and registered in the name of the Registered Holder. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by the Warrant Agent.

The Company and the Warrant Agent may deem and treat the registered holder(s) of a Warrant Certificate or a Warrant held in book entry as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder(s) thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

SECTION 6.   Registration of Transfers and Exchanges. (a) Subject to paragraphs (b) and (c) of this Section 6, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates in the Warrant Register, upon surrender of such Warrant Certificates at the Warrant Agent Office (as defined below), duly endorsed, and accompanied by a completed form of assignment, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee.

Warrant Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Warrant Agent at its offices or agency maintained in [_____________] Attention: [_________] (or at such other offices or agencies as may be designated by the Warrant Agent) (the "Warrant Agent Office") for the purpose of exchanging, transferring and exercising the Warrants or at the offices of any successor Warrant Agent appointed as provided in Section 17 hereof, with payment of any service charge to be made by the Company, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.

(b)   No Warrants may be sold, exchanged, assigned, encumbered or otherwise transferred in violation of the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws. The Company and the Warrant Agent agree and acknowledge that the Warrants have been effectively registered under the Securities Act of 1933 (Registration Statement on Form S-1 file number 333-203238). The Shares have been registered for issuance upon proper exercise. The Company shall notify the Warrant Agent within one Business Day upon its receipt of any stop order or notice of suspension of the effectiveness of the Registration Statement.

(c)    The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 6 and Section 5, and deliver the new Warrant Certificates required pursuant to the provisions of this Section 6, and for the purpose of any distribution of Warrant Certificates contemplated by Section 13.

(d) In the event of any purported transfer in violation of the provisions of this Agreement, such purported transfer shall be void and of no effect and the Warrant Agent shall not give effect to such transfer.

SECTION 7.   Duration and Exercise of Warrants. (a) The Warrants shall expire on 5:00 p.m. Eastern time on the third anniversary of the Closing Date (the "Expiration Date"). After the Expiration Date, the Warrants will become void and of no value.

(b)   Subject to the provisions of this Agreement, including Section 12, each Warrant shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder) initially one fully paid and nonassessable Share evidenced by the Warrant Certificate at a price equal to $[___] per share (as the same may be hereafter adjusted pursuant to Section 2 of the Warrant, the "Exercise Price").

(c)    If shares of Common Stock are certificated at that time, upon surrender of a Warrant Certificate and payment of the Exercise Amount, the Warrant Agent shall issue and deliver to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate or certificates for the Share or Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. In any event, upon receipt of such Warrant Certificate and payment, the Company shall, as promptly as practicable, and in any event within three (3) business days thereafter, cause to be issued to such holder the aggregate number of whole Shares issuable upon such exercise and deliver to such holder written confirmation that such Shares have been duly issued and recorded on the books of the Company as hereinafter provided. The Shares so issued shall be registered in the name of the holder or such other name as shall be designated in the order delivered by the holder and any Person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of surrender of such Warrant Certificate at the Warrant Agent Office duly executed by the holder thereof and upon payment of the Exercise Amount. The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either in their entirety or from time to time for a portion of the number of Warrants initially specified in the Warrant Certificate. If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Warrant Certificates shall be issued (or book entry noted) for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to deliver the required new Warrant Certificate or Warrant Certificates pursuant to the provisions of this Section 7. Notwithstanding any provision herein to the contrary, the Company shall not be required to register Shares in the name of any Person who acquired any Warrant or any Shares otherwise than in accordance with this Agreement.

(d)   The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and the holders exercising such Warrants shall concurrently pay or deliver to the Company all monies and other consideration received by it in connection with the purchase of Shares through the exercise of Warrants.

(e)    Prior to issuance of a Warrant Certificate, the beneficial owner thereof may, by written request to the Company, elect to have the Maximum Percentage (as defined in Section 1(f) of the Form of Warrant) be initially set at 9.99%.

SECTION 8.   Cancellation of Warrants. If the Company or any of its subsidiaries shall purchase or otherwise acquire the Warrants, the Warrant Certificates representing such Warrants shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel all Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part.

SECTION 9.   Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon (i) receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Warrant Certificate and (ii) indemnification by the holder in a reasonable amount and in a reasonable manner, if requested by either the Company or the Warrant Agent, reasonably satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

SECTION 10.   Reservation of Shares. For the purpose of enabling it to satisfy any obligation to issue the Shares, the Company will at all times through the Expiration Date, reserve and keep available out of its aggregate authorized but unissued or treasury shares of Common Stock, the number of Shares deliverable upon the exercise of all outstanding Warrants. The Company will keep a copy of this Agreement on file with the Warrant Agent and with every transfer agent for any Shares pursuant to Section 7.

The Company covenants that all Shares will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

SECTION 11.   Stock Exchange Listings. So long as any Warrants remain outstanding, the Company will use commercially reasonable efforts to take all necessary action to have the Warrants and the Shares, immediately upon their issuance upon exercise of Warrants, (i) listed on each national securities exchange on which the Common Stock is then listed or (ii) if the Common Stock is not then listed on any national securities exchange, listed for quotation on the OTCQB or such other over-the-counter quotation system on which the Common Stock may then be listed.

SECTION 12.   Adjustment of Exercise Price and Number of Shares or Number of Warrants. The Exercise Price, the number of shares of Common Stock purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in the Warrant.

(a)    Irrespective of any adjustments in Exercise Price or the number or kind of shares of Common Stock purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed and the Company covenants to provide the notice required by Section 14.

(b)   Before taking any action that would cause an adjustment pursuant to Section 2 of the Warrant reducing any Exercise Price below the then par value (if any) of the Shares, the Company will take any reasonable corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at such Exercise Price as so adjusted.

SECTION 13.   Fractional Shares. The Company shall not be required to issue Warrants to purchase fractions of Shares or other securities, or to issue fractions of Shares or other securities upon exercise of the Warrants, and, to the extent Shares are certificated, to distribute certificates which evidence fractional Shares. Any fractional shares shall be rounded up to nearest whole share.

SECTION 14.   Notices to Warrantholders and Warrant Agent. Upon any adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant, any Exercise Price or the number of Warrants outstanding including any adjustment pursuant to Section 2 thereof, the Company, within one business day thereafter, shall (i) cause to be filed with the Warrant Agent a certificate of the Chief Financial Officer of the Company setting forth the event giving rise to such adjustment, such Exercise Price and either the number of shares of Common Stock purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein (the “Officer Certificate”), and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, a copy of the Officer Certificate by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 14.

If any of the events set forth in Sections 3 or 4 of the Warrant shall occur, then the Company shall cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, by first-class mail, postage prepaid, as set forth in Section 6 of the Warrant.

SECTION 15.   Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the shareholder services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17.

If at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

SECTION 16.   Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

(a)    The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the accuracy of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. Except as herein otherwise provided, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates.

(b)   The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in any Exercise Price, in the number of shares of Common Stock issuable upon exercise of any Warrant (except as instructed by the Company), the number of Warrants outstanding, or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

(c)    The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

(d)   The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(e)    The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement, to reimburse the Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its gross negligence or bad faith.

(f)    The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

(g)    The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(h)   The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

(i)     The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

(j)     The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Amount or the number of shares of Common Stock issuable upon exercise of any Warrant.

(k)   The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

SECTION 17.   Change of Warrant Agent. If the Warrant Agent shall resign (such resignation to become effective not earlier than thirty (30) days after the giving of written notice thereof to the Company and the registered holders of Warrant Certificates) or shall become incapable of acting as Warrant Agent or if the Board shall by resolution remove the Warrant Agent (such removal to become effective not earlier than fifteen (15) days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the registered holders of Warrant Certificates), the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate (in the case of incapacity), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent all books and records of the Company and any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 17 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

SECTION 18.   Warrantholder Not Deemed a Stockholder. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company prior to the exercise of such Warrant.

SECTION 19.   Stock Issuance. The shares of Common Stock deliverable upon the exercise of a Warrant, or any portion thereof, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of a Warrant or portion thereof, or, as the case may be, make a book entry into the stock ledger of the Company if the shares of Common Stock are not certificated, prior to fulfillment of all of the following conditions:

(a) the obtaining of approval or other clearance from any state or federal governmental agency which the Company shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and

(b) the lapse of such reasonable period of time following the exercise of the Warrant as may be required by applicable law.

SECTION 20.   Notices to Company and Warrant Agent. All notices, requests or demands authorized by this Agreement to be given or made by the Warrant Agent or by any registered holder of any Warrant Certificate to or on the Company to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered by hand, or one business day after being delivered to a recognized courier (whose stated terms of delivery are one business day or less to the destination such notice), or three business days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Innovation Economy Corporation

[Address]

Tel: [_______]

Fax: [________]

Attention: [_________]

With a copy (which shall not constitute notice) to:

VStock Transfer, LLC

[Address]

Tel: [_______]

Fax: [________]

Attention: [_________]

If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrant Agent.

Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

[__________]

[Address]

Tel: [_______]

Fax: [________]

Attention: [_________]

SECTION 21.   Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement (a) so long as such supplement or amendment does not materially adversely affect the holders’ rights, without the approval of any holders of Warrant Certificates in order to cure any manifest error or other mistake in this Agreement, provided that the Company shall give such holders written notice of any supplements or amendments prior to the effectiveness thereof, or (b) with the prior written consent of holders of the Warrants exercisable for a majority of the shares of Common Stock then issuable upon exercise of the Warrants then outstanding; provided that each amendment or supplement that decreases the Warrant Agent's rights or increases its duties and responsibilities hereunder shall also require the prior written consent of the Warrant Agent.

SECTION 22.   Successors. Subject to Section 6(b), all the covenants and provisions of this Agreement by or for the benefit of the holders of the Warrants, the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 23.   Termination. This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of Section 16 shall survive such termination.

SECTION 24.   Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York applicable to contracts made and to be performed therein and for all purposes shall be construed in accordance with the laws of such State.

SECTION 25.   Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

SECTION 26.   Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 27.   Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

SECTION 28. Redemption. In the event and to the extent that (i) the Shares are registered for resale under the Securities Act pursuant to an effective registration statement or the Warrants may be exercised on a cashless basis in accordance with Section 1(d) of the Warrants and such cashless exercise is exempt from registration under the Securities Act, (ii) the Closing Sale Price (as defined in the Warrants) exceeds $16.00 (as may be adjusted for stock splits and similar transactions) for any twenty (20) consecutive Trading Day (as defined in the Warrants) period (the “Redemption Period”), and (iii) the average daily trading volume of the Shares exceeds 500,000 Shares per day during the Redemption Period, then the Company may elect to redeem and repurchase all or a portion of the Warrants issued pursuant to this Agreement for $0.01 per Warrant (the “Redemption Price”), on a date (the “Warrant Redemption Date”) which shall be thirty (30) business days following the date of written notice of the Company’s intention to redeem all Warrants that is given to the holders; provided, that the holders may elect to exercise such Warrants prior to the Warrant Redemption Date. On and after the Warrant Redemption Date, the holders shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price. Notice of redemption shall be mailed by the Company to the holders at the holders’ addresses as they appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holders received such notice.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

INNOVATION ECONOMY CORPORATION

By: ____________________________

Name:

Title:

VSTOCK TRANSFER, LLC, as Warrant Agent

By: ____________________________

Name:
Title: